Exhibit 99.1

Hologic Announces Financial Results for Third Quarter of Fiscal 2016

-- GAAP Diluted EPS of $0.30 Increases 200%, Non-GAAP Diluted EPS of $0.51 Increases 18.6% --

-- Revenue of $717.4 Million Grows 3.4%, 3.6% in Constant Currency --

-- Company Raises Full-Year, Non-GAAP Diluted EPS Guidance --

MARLBOROUGH, Mass., July 27, 2016 /PRNewswire/ -- Hologic, Inc. (Nasdaq: HOLX) announced today the Company's financial results for the fiscal third quarter ended June 25, 2016. GAAP diluted earnings per share (EPS) of $0.30 increased 200% compared to the prior year period, and non-GAAP diluted EPS of $0.51 increased 18.6%. Revenue of $717.4 million increased 3.4%, or 3.6% in constant currency terms.

"We posted very good results across the board in our fiscal third quarter," said Steve MacMillan, Hologic's Chairman, President and Chief Executive Officer. "Despite difficult comparisons in the prior year period, global sales grew in all four of our businesses, led by GYN Surgical. In addition, we continue to improve gross and operating margins, and our capital deployment efforts helped EPS increase significantly faster than revenue."

Key financial results for the fiscal third quarter are shown below. Throughout this press release, all dollar figures are in millions, except EPS. Unless otherwise noted, all results are compared to the prior year period.

	GAAP			Non-GAAP
	Q3'16	Q3'15	Change Increase (Decrease)	Q3'16	Q3'15	Change Increase (Decrease)
Revenues	$717.4	$693.9	3.4%	$717.4	$693.9	3.4%
Gross Margin	54.8%	54.6%	20 bps	65.7%	65.2%	50 bps
Operating Expenses	$253.7	$262.7	(3.4%)	$229.2	$222.4	3.1%
Operating Margin	19.4%	16.7%	270 bps	33.8%	33.2%	60 bps
Net Income	$84.8	$29.4	188.1%	$145.1	$126.9	14.3%
Diluted EPS	$0.30	$0.10	200.0%	$0.51	$0.43	18.6%

Revenue Detail

Revenues grew in all four business segments globally, led by the GYN Surgical division. Growth rates were affected by exceptionally strong performance in the prior year period, when reported revenues increased by 9.7% on a year-over-year basis.

$s in millions	Q3'16	Q3'15	Reported Change Increase (Decrease)	Impact of Foreign Currency Increase (Decrease) $ %		Constant Currency Change Increase (Decrease)
Cytology & Perinatal	$122.2	$118.1	3.5%	$(0.4)	(0.4%)	3.9%
Molecular Diagnostics	131.8	124.6	5.7%	(0.3)	(0.3%)	6.0%
Blood Screening	55.9	64.2	(12.9%)	-	-	(12.9%)
Total Diagnostics	$309.9	$306.9	1.0%	$(0.7)	(0.2%)	1.2%
Breast Imaging	239.3	234.1	2.2%	$(0.2)	(0.1%)	2.3%
Interventional Breast Solutions	41.3	43.3	(4.8%)	0.1	0.1%	(4.9%)
Other	2.0	2.1	(6.3%)	0.1	2.1%	(8.4%)
Total Breast Health	$282.5	$279.5	1.1%	-	-	1.1%
GYN Surgical	$102.0	$85.5	19.3%	$(0.5)	(0.5%)	19.8%
Skeletal Health	$23.0	$22.0	4.8%	-	-	4.8%
Total	$717.4	$693.9	3.4%	$(1.2)	(0.2%)	3.6%

Other quarterly revenue highlights:

  U.S. sales of $564.9 million increased 4.7%, continuing strong recent trends.
  The Company's international businesses continued to show signs of stabilization and improvement. International sales of $152.5 million decreased (1.2%), or (0.4%) in constant currency, driven by inventory fluctuations in blood screening. Excluding sales of discontinued products, international sales increased slightly on a constant currency basis, driven by sales of GYN surgical and molecular diagnostics products.
  Excluding sales of discontinued products, global revenue increased 4.6%, or 4.8% in constant currency.
  The GYN Surgical business performed exceptionally well in the quarter. MyoSure® sales of $40.8 million increased 29.4%, or 29.8% in constant currency. NovaSure® sales of $61.0 million increased 13.9%, or 14.6% in constant currency.
  Breast Health revenue totaled $282.5 million, an increase of 1.1%. In the United States, revenue increased 1.9%, as adoption of Hologic's GeniusTM 3D MammographyTM systems continued to grow despite a difficult comparison in the prior year period. Internationally, Breast Health revenue declined (3.0%), or (2.9%) in constant currency. However, excluding sales of discontinued products, international Breast Health revenues increased slightly.
  In Diagnostics:
    Molecular diagnostics sales of $131.8 million increased 5.7%, or 6.0% in constant currency. Growth was driven primarily by continued strength across Aptima® women's health products on the fully automated Panther® and Tigris® platforms, both in the United States and internationally.
    Cytology and perinatal sales of $122.2 million increased 3.5%, or 3.9% in constant currency, as sales grew both in the United States and internationally.
    Blood screening revenue totaled $55.9 million, a decrease of (12.9%) that was driven, as expected, primarily by inventory fluctuations and ordering patterns by Hologic's partner Grifols.
  In Skeletal Health, revenue of $23.0 million increased 4.8%.

Segment revenue highlights by geography are shown below:

	U.S. Change	International Change (Reported)	Impact of Foreign Currency $ %		International Change (Constant Currency)
	Increase (Decrease)
Diagnostics	3.5%	(5.5%)	$(0.7)	(0.8%)	(4.7%)
Breast Health	1.9%	(3.0%)	-	(0.1%)	(2.9%)
GYN Surgical	17.0%	34.9%	$(0.5)	(4.4%)	39.3%
Skeletal Health	2.7%	9.2%	-	0.2%	9.0%
Total Revenues	4.7%	(1.2%)	$(1.2)	(0.8%)	(0.4%)

Expense Detail

Gross margin was 54.8% on a GAAP basis, and 65.7% on a non-GAAP basis. GAAP gross margin improved by 20 basis points, while non-GAAP gross margin improved 50 basis points, mainly due to strong domestic sales growth, favorable product mix, and operational improvements.

Operating expenses were $253.7 million on a GAAP basis, and $229.2 million on a non-GAAP basis. GAAP operating expenses decreased (3.4%), while non-GAAP operating expenses increased 3.1%, mainly due to planned investments in Breast Health and Diagnostics marketing, and increased selling expenses.

Hologic's effective tax rate was 16.1% on a GAAP basis, and 30.6% on a non-GAAP basis, reflecting changes in income mix and internal restructuring completed in fiscal 2015 and 2016. For the fourth quarter and all of fiscal 2016, the Company expects an effective tax rate of approximately 23% on a GAAP basis, or 32% on a non-GAAP basis.

Other Key Financial Results

Adjusted non-GAAP earnings before interest, taxes, depreciation and amortization (EBITDA) were $262.5 million, an increase of 5.1%.

Operating cash flow was $246.2 million, an increase of 1.6%. Free cash flow, defined as operating cash flow less capital expenditures, was $225.1 million, 165.4% higher than GAAP net income and 55.1% higher than non-GAAP net income.

Total debt outstanding at the end of the quarter was $3.4 billion, a decrease of ($0.5) billion compared to the prior year period.

The Company ended the quarter with cash and cash equivalents of $441.5 million.

The combination of lower debt and EBITDA growth helped improve Hologic's leverage ratio (net debt over EBITDA) to 2.97 in the quarter, the first time this ratio has fallen below 3.0 since the Gen-Probe acquisition.

Strong profit growth and lower debt have continued to improve Hologic's adjusted return on invested capital (ROIC), which was 12.3% on a trailing 12 months basis, an increase of 170 basis points.

During the quarter, Hologic repurchased 3.0 million shares of its common stock for $101.2 million, exhausting the Company's prior $250 million share repurchase program. The Company's board of directors recently authorized a new, five-year, $500 million repurchase program.

Financial Guidance for Fiscal 2016

Based on its strong performance in the third quarter of fiscal 2016, Hologic is raising its non-GAAP EPS guidance for the full year, as shown in the table below.

The guidance below is based on recent foreign exchange rates, a full-year non-GAAP tax rate of approximately 32%, and diluted shares outstanding of approximately 288 million for the full year.

	Current Guidance	Previous Guidance	Current Guidance vs. Prior Year (As Reported)	Current Guidance vs. Prior Year (Constant Currency)
Revenues	$2,820 to $2,830 million	$2,810 to $2,830 million	4.3% to 4.6%	5.0% to 5.3%
Non-GAAP EPS	$1.93 to $1.94	$1.89 to $1.91	15.6% to 16.2%	16.9% to 17.5%

For the fourth quarter of fiscal 2016, Hologic expects:

	Current Guidance	Current Guidance vs. Prior Year Period (As Reported)	Current Guidance vs. Prior Year Period (Constant Currency)
Revenues	$714 to $724 million	1.6% to 3.0%	2.1% to 3.6%
Non-GAAP EPS	$0.49 to $0.50	14.0% to 16.3%	15.0% to 17.3%

Future Non-GAAP Adjustments

The Company does not provide GAAP EPS on a forward-looking basis because the Company is unable to estimate with reasonable certainty unusual or unanticipated charges, expenses or gains without unreasonable effort. These items are uncertain, depend on various factors, and could be material to Hologic's results computed in accordance with GAAP.

Use of Non-GAAP Financial Measures

The Company has presented the following non-GAAP financial measures in this press release: constant currency revenues; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating margin; non-GAAP net income; non-GAAP EPS; adjusted EBITDA; and return on invested capital (ROIC). The Company defines its non-GAAP net income, EPS, and other non-GAAP financial measures to exclude, as applicable: (i) the amortization of intangible assets and impairment of goodwill and intangible assets; (ii) additional depreciation expense from acquired fixed assets and accelerated depreciation related to consolidation and closure of facilities; (iii) non-cash interest expense related to amortization of the debt discount from the equity conversion option of the convertible notes; (iv) restructuring and divestiture charges and facility and consolidation charges; (v) debt extinguishment losses and related transaction costs; (vi) unrealized gains/losses attributable to recording forward foreign currency contracts to fair value for which the company has not elected hedge accounting; (vii) litigation settlement charges (benefits); (viii) other-than-temporary impairment losses on investments and realized gains resulting from the sale of investments; (ix) other one-time, non-recurring, unusual or infrequent charges, expenses or gains that may not be indicative of the Company's core business results; and (x) income taxes related to such adjustments. The Company defines adjusted EBITDA as its non-GAAP net income plus net interest expense, income taxes, and depreciation and amortization expense included in its non-GAAP net income. The Company defines ROIC as its net operating profit after tax on a non-GAAP, trailing 12-month basis divided by average net debt plus average stockholders' equity.

These non-GAAP financial measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The company's definition of these non-GAAP measures may differ from similarly titled measures used by others.

The non-GAAP financial measures used in this press release adjust for specified items that can be highly variable or difficult to predict. The company generally uses these non-GAAP financial measures to facilitate management's financial and operational decision-making, including evaluation of Hologic's historical operating results, comparison to competitors' operating results and determination of management incentive compensation. These non-GAAP financial measures reflect an additional way of viewing aspects of the company's operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures, may provide a more complete understanding of factors and trends affecting Hologic's business.

Because non-GAAP financial measures exclude the effect of items that will increase or decrease the company's reported results of operations, management strongly encourages investors to review the company's consolidated financial statements and publicly filed reports in their entirety. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is included in the tables accompanying this release.

Conference Call and Webcast

Hologic's management will host a conference call at 4:30 p.m. ET today to discuss its financial results for the third quarter of fiscal 2016. Approximately 10 minutes before the call, dial 888-504-7960 (U.S. and Canada) or 719-325-2434 (international) and enter access code 2142145. A replay will be available starting two hours after the call ends through August 26, 2016 at 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), access code 2142145. The Company will also provide a live webcast of the call at http://investors.hologic.com.

About Hologic, Inc.

Hologic, Inc. is a leading developer, manufacturer and supplier of premium diagnostic products, medical imaging systems and surgical products. The Company's core business units focus on diagnostics, breast health, GYN surgical, and skeletal health. With a unified suite of technologies and a robust research and development program, Hologic is dedicated to The Science of Sure. For more information on Hologic, visit www.hologic.com.

Hologic, Genius 3D Mammography, Aptima, ThinPrep, MyoSure, NovaSure, Panther, Tigris, The Science of Sure, and associated logos are trademarks and/or registered trademarks of Hologic, Inc. and/or its subsidiaries in the United States and/or other countries.

Forward-Looking Statements

This news release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Such statements include, without limitation: financial or other information included herein based upon or otherwise incorporating judgments or estimates relating to future performance, events or expectations; the Company's strategies, positioning, resources, capabilities, and expectations for future performance; and the Company's outlook and financial and other guidance. These forward-looking statements are based upon assumptions made by the Company as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

Risks and uncertainties that could adversely affect the Company's business and prospects, and otherwise cause actual results to differ materially from those anticipated, include without limitation: the ability of the Company to successfully manage leadership and organizational changes, including the ability of the Company to attract, motivate and retain key employees; U.S., European and general worldwide economic conditions and related uncertainties; the Company's reliance on third-party reimbursement policies to support the sales and market acceptance of its products, including the possible adverse impact of government regulation and changes in the availability and amount of reimbursement and uncertainties for new products or product enhancements; uncertainties regarding healthcare reform legislation, including associated tax provisions, or budget reduction or other cost containment efforts; changes in guidelines, recommendations and studies published by various organizations that could affect the use of the Company's products; uncertainties inherent in the development of new products and the enhancement of existing products, including FDA approval and/or clearance and other regulatory risks, technical risks, cost overruns and delays; the risk that products may contain undetected errors or defects or otherwise not perform as anticipated; risks associated with strategic alliances and the ability of the Company to realize anticipated benefits of those alliances; risks associated with acquisitions, including, without limitation, the Company's ability to successfully integrate acquired businesses, the risks that the acquired businesses may not operate as effectively and efficiently as expected even if otherwise successfully integrated, and the risks that acquisitions may involve unexpected costs or unexpected liabilities; the risks of conducting business internationally; the risk of adverse exchange rate fluctuations on the Company's international activities and businesses; manufacturing risks, including the Company's reliance on a single or limited source of supply for key components, the need to comply with especially high standards for the manufacture of many of its products and risks associated with utilizing third party manufacturers; the Company's ability to predict accurately the demand for its products, and products under development, and to develop strategies to address its markets successfully; the early stage of market development for certain of the Company's products; the Company's leverage risks, including the Company's obligation to meet payment obligations and financial covenants associated with its debt; risks related to the use and protection of intellectual property; expenses, uncertainties and potential liabilities relating to litigation, including, without limitation, commercial, intellectual property, employment and product liability litigation; technical innovations that could render products marketed or under development by the Company obsolete; and competition.

The risks included above are not exhaustive. Other factors that could adversely affect the Company's business and prospects are described in the filings made by the Company with the SEC. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based.

Contact

Michael Watts
Vice President, Investor Relations and Corporate Communications
(858) 410-8588

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In millions, except number of shares, which are reflected in thousands, and per share data)

	Three Months Ended		Nine Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015

Revenues:
Product	$601.3	$583.0	$1,771.5	$1,676.0
Service and other	116.1	110.9	334.3	326.2
Total revenues	717.4	693.9	2,105.8	2,002.2

Cost of revenues:
Product	191.1	186.2	561.2	559.6
Amortization of intangible assets	77.9	73.1	222.2	225.6
Service and other	55.3	55.9	165.2	163.7

Gross profit	393.1	378.7	1,157.2	1,053.3

Operating expenses:
Research and development	58.8	56.0	169.6	161.2
Selling and marketing	109.0	94.3	309.2	263.3
General and administrative	62.5	73.1	202.0	194.7
Amortization of intangible assets	21.9	27.4	67.3	82.8
Restructuring and divestiture charges	1.5	11.9	7.5	21.9
Total operating expenses	253.7	262.7	755.6	723.9

Income from operations	139.4	116.0	401.6	329.4
Interest income	0.2	0.3	0.6	1.0
Interest expense	(39.1)	(52.4)	(117.4)	(154.3)
Debt extinguishment loss	—	(18.2)	(4.5)	(24.9)
Other income, net	0.6	1.0	27.5	0.6

Income before income taxes	101.1	46.7	307.8	151.8
Provision for income taxes	16.3	17.3	69.1	45.3

Net income	$84.8	$29.4	$238.7	$106.5

Net income per common share:
Basic	$0.31	$0.10	$0.85	$0.38
Diluted	$0.30	$0.10	$0.83	$0.37

Weighted average number of shares outstanding:
Basic	277,853	281,184	281,101	280,064
Diluted	282,302	292,612	287,377	287,790

HOLOGIC, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In millions)

	June 25, 2016	September 26, 2015
ASSETS

Current assets:
Cash and cash equivalents	$441.5	$492.7
Accounts receivable, net	426.2	416.1
Inventories	280.5	283.1
Deferred income taxes	—	19.0
Other current assets	71.8	55.5
Total current assets	1,220.0	1,266.4

Property, plant and equipment, net	451.5	457.1
Goodwill and intangible assets	5,541.9	5,831.4
Other assets	93.3	115.2
Total assets	$7,306.7	$7,670.1

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$333.4	$391.8
Accounts payable and accrued liabilities	418.9	389.1
Deferred revenue	158.5	163.1
Total current liabilities	910.8	944.0

Long-term debt, net of current portion	3,088.8	3,248.0
Deferred income taxes	1,030.5	1,178.4
Other long-term liabilities	233.9	220.5
Total liabilities	5,264.0	5,590.9
Total stockholders' equity	2,042.7	2,079.2
Total liabilities and stockholders' equity	$7,306.7	$7,670.1

HOLOGIC, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended
	June 25, 2016	June 27, 2015
OPERATING ACTIVITIES
Net income	$238.7	$106.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	61.3	60.8
Amortization	289.5	308.3
Non-cash interest expense	38.8	49.5
Stock-based compensation expense	45.1	42.2
Excess tax benefit related to equity awards	(9.2)	(8.0)
Deferred income taxes	(104.2)	(110.9)
Gain on sale of available-for-sale marketable security	(25.1)	—
Debt extinguishment loss	4.5	24.9
Loss on disposal of business	—	9.6
Other adjustments and non-cash items	1.2	5.0
Changes in operating assets and liabilities:
Accounts receivable	(10.8)	3.5
Inventories	2.1	32.9
Prepaid income taxes	1.9	(1.3)
Prepaid expenses and other assets	(16.2)	4.7
Accounts payable	14.4	(1.8)
Accrued expenses and other liabilities	34.7	25.3
Deferred revenue	(6.2)	2.4
Net cash provided by operating activities	560.5	553.6
INVESTING ACTIVITIES
Purchase of property and equipment	(27.0)	(27.9)
Increase in equipment under customer usage agreements	(35.8)	(30.2)
Proceeds from sale of available-for-sale marketable security	31.1	—
Purchases of insurance contracts	(5.2)	(6.4)
Sales of mutual funds	5.2	7.7
Purchase of intellectual property	(4.0)	—
Increase in other assets	(0.4)	—
Net cash used in investing activities	(36.1)	(56.8)
FINANCING ACTIVITIES
Proceeds from long-term debt	—	1,495.1
Repayment of long-term debt	(56.2)	(2,045.0)
Payments to extinguish convertible notes	(311.5)	—
Proceeds from amounts borrowed under revolving credit line	50.0	175.0
Repayment of amounts borrowed under revolving credit line	(225.0)	—
Proceeds from accounts receivable securitization agreement	200.0	—
Repurchase of common stock	(250.0)	—
Payment of debt issuance costs	—	(8.3)
Purchase of interest rate caps	—	(6.1)
Net proceeds from issuance of common stock pursuant to employee stock plans	27.4	50.4
Excess tax benefit related to equity awards	9.2	8.0
Payment of minimum tax withholdings on net share settlements of equity awards	(16.1)	(12.6)
Net cash used in financing activities	(572.2)	(343.5)
Effect of exchange rate changes on cash and cash equivalents	(2.0)	(4.4)
Net (decrease) increase in cash and cash equivalents	(49.8)	148.9
Cash and cash equivalents, beginning of period	491.3	736.1
Cash and cash equivalents, end of period	$441.5	$885.0

HOLOGIC, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(Unaudited)
(In millions, except earnings per share and margin percentages)

	Three Months Ended		Nine Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015

Gross Profit:
GAAP gross profit	$393.1	$378.7	$1,157.2	$1,053.3
Adjustments:
Amortization of intangible assets (1)	77.9	73.1	222.2	225.6
Incremental depreciation expense (2)	0.5	0.8	1.5	2.4
Integration/consolidation costs (3)	—	0.1	—	0.5
Non-GAAP gross profit	$471.5	$452.7	$1,380.9	$1,281.8

Gross Margin Percentage:
GAAP gross margin percentage	54.8%	54.6%	55.0%	52.6%
Impact of adjustments above	10.9%	10.6%	10.6%	11.4%
Non-GAAP gross margin percentage	65.7%	65.2%	65.6%	64.0%

Operating Expenses:
GAAP operating expenses	$253.7	$262.7	$755.6	$723.9
Adjustments:
Amortization of intangible assets (1)	(21.9)	(27.4)	(67.3)	(82.8)
Incremental depreciation expense (2)	(0.9)	(1.0)	(2.6)	(2.3)
Integration/consolidation costs (3)	(0.2)	—	(0.7)	—
Restructuring and divestiture charges (3)	(1.5)	(11.9)	(7.5)	(21.9)
Other (4)	—	—	(6.0)	(0.1)
Non-GAAP operating expenses	$229.2	$222.4	$671.5	$616.8

Operating Margin:
GAAP income from operations	139.4	116.0	401.6	329.4
Adjustments to gross profit as detailed above	78.4	74.0	223.7	228.5
Adjustments to operating expenses as detailed above	24.5	40.3	84.1	107.1
Non-GAAP income from operations	$242.3	$230.3	$709.4	$665.0

Operating Margin Percentage:
GAAP income from operations margin percentage	19.4%	16.7%	19.1%	16.5%
Impact of adjustments above	14.4%	16.5%	14.6%	16.7%
Non-GAAP operating margin percentage	33.8%	33.2%	33.7%	33.2%

Interest Expense:
GAAP interest expense	$39.1	$52.4	$ 117.4	$ 154.3
Adjustments:
Non-cash interest expense relating to convertible notes (5)	(5.2)	(9.2)	(17.3)	(27.0)
Debt transaction costs (6)	—	(4.6)	—	(4.6)
Non-GAAP interest expense	$33.9	$38.6	$100.1	$122.7

Pre-Tax Income:
GAAP pre-tax earnings	$101.1	$46.7	$ 307.8	$ 151.8
Adjustments to pre-tax earnings as detailed above	108.1	128.1	325.1	367.2
Debt extinguishment loss (6)	—	18.2	4.5	24.9
Gain on sale of available-for-sale marketable security (7)	—	—	(25.1)	—
Unrealized gains on forward foreign currency contracts (8)	(0.2)	—	(0.6)	—
Non-GAAP pre-tax Income	$209.0	$193.0	$ 611.7	$ 543.9

Net income:
GAAP net income	$84.8	$29.4	$238.7	$106.5
Adjustments:
Amortization of intangible assets (1)	99.8	100.5	289.5	308.4
Non-cash interest expense relating to convertible notes (5)	5.2	9.2	17.3	27.0
Restructuring, divestiture and integration/consolidation costs (3)	1.7	12.0	8.2	22.4
Incremental depreciation expenses (2)	1.4	1.8	4.1	4.7
Debt extinguishment loss (6)	—	22.8	4.5	29.5
Gain on sale of available-for-sale marketable security (7)	—	—	(25.1)	—
Unrealized gains on forward foreign currency contracts (8)	(0.2)	—	(0.6)	—
Other charges (4)	—	—	6.0	0.1
Income tax effect of reconciling items (9)	(47.6)	(48.8)	(126.6)	(141.1)
Non-GAAP net income	$145.1	$126.9	$416.0	$357.5

Earnings per share:
GAAP earnings per share - Diluted	$0.30	$0.10	$0.83	$0.37
Adjustment to net earnings (as detailed above)	0.21	0.33	0.62	0.87
Non-GAAP earnings per share – diluted (10)	$0.51	$0.43	$1.45	$1.24

Adjusted EBITDA:
Non-GAAP net income	$145.1	$126.9	$416.0	$357.5
Interest expense, net, not adjusted above	33.8	38.4	99.5	121.7
Provision for income taxes	63.8	66.1	195.7	186.2
Depreciation expense, not adjusted above	19.8	18.3	57.2	55.9
Adjusted EBITDA	$262.5	$249.7	$768.4	$721.3

Explanatory Notes to Reconciliations:

(1)	To reflect non-cash expenses attributable to the amortization of intangible assets.
(2)

To reflect non-cash fair value adjustments for additional depreciation expense related to the fair value write-up of fixed assets acquired in the Gen-Probe acquisition and accelerated depreciation expense related to facility closure and consolidation.

(3)	To reflect restructuring and divestiture charges and certain costs associated with the Company's integration and facility consolidation plans, which primarily include retention and transfer costs.
(4)	To reflect the net impact from miscellaneous transactions during the relevant period, including legal settlements.
(5)	To reflect certain non-cash interest expense related to the amortization of the debt discount from the equity conversion option of the Company's convertible notes.
(6)

To reflect losses for extinguishment and partial extinguishment related to voluntary prepayments and refinancings under the Prior Credit Agreement for the nine months ended June 27, 2015 and related cash transaction costs, as well as repurchases of $90.0 million of the 2010 Convertible Notes and $136.6 million of the 2012 Convertible Notes for the nine months ended June 25, 2016.

(7)	To reflect a realized gain on the sale of an available-for-sale marketable security.
(8)	To reflect non-cash unrealized gains on the mark-to market on outstanding forward foreign currency contracts, which do not qualify for hedge accounting.
(9)	To reflect an estimated annual effective tax rate of 32.00% and 34.25% for fiscal 2016 and 2015.
(10)

Non-GAAP earnings per share was calculated based on 282,302 and 292,612 weighted average diluted shares outstanding for the three months ended June 25, 2016 and June 27, 2015, respectively, and 287,377 and 287,790 weighted average diluted shares outstanding for the nine months ended June 25, 2016 and June 27, 2015, respectively.

Trailing Twelve Months ended June 25, 2016
Return on Invested Capital:

Adjusted Net Operating Profit After Tax
Non-GAAP net income	543.1
Non-GAAP provision for income taxes	262.0
Non-GAAP interest expense	138.7
Non-GAAP other expense	1.1
Adjusted net operating profit before tax	944.9
Non-GAAP average effective tax rate (1)	32.56%
Adjusted net operating profit after tax	637.2

Average Net Debt plus Average Stockholders' Equity (2)
Average total debt	3,682.2
Less: Average cash, cash equivalents and restricted cash	(665.2)
Average net debt	3,017.0
Average stockholders' equity (3)	2,172.1
Average net debt plus average stockholders' equity	5,189.1

Adjusted ROIC
Adjusted ROIC (adjusted net operating profit after tax above divided by average net debt plus stockholders' equity above)	12.28%

(1)

ROIC is presented on a TTM basis; non-GAAP effective tax rate for the three months ended September 26, 2015 was 34.25%, the three months ended December 26, 2015 and March 26, 2016 was 32.75% and the three months ended June 25, 2016 was 30.55%.

(2)	Calculated using the average of the balances as of June 25, 2016 and June 27, 2015.
(3)	Adjusted (increased) to eliminate the effect of the impairment of intangible assets of $32.2 million in fiscal 2014.

			As of
			June 25, 2016
Leverage Ratio:

Total principal debt			3,471.1
Total cash			(441.5)
Net principal debt, as adjusted			3,029.6
Adjusted EBITDA for the last four quarters			1,019.3
Leverage Ratio			2.97

Other Supplemental Information:
	Three Months Ended		Nine Months Ended
	June 25, 2016	June 27, 2015	June 25, 2016	June 27, 2015

Geographic Revenues
U.S.	78.7%	77.8%	78.7%	75.8%
Europe	10.6%	11.3%	10.3%	12.2%
Asia-Pacific	7.5%	7.9%	7.6%	8.5%
All Others	3.2%	3.0%	3.4%	3.5%
Total Revenues	100.0%	100.0%	100.0%	100.0%

Revenue Composition
	Q3'16

Disposables	60.4%
Capital Equipment	23.4%
Service & Other	16.2%
Total Revenues	100.0%